INVESCO TREASURER'S SERIES FUNDS, INC.
                        CIK 0000828806, File No. 811-5460

SUB-ITEM 77Q1(a)(i)     Articles of Amendment to the Articles Of Incorporation
                        filed with the State of Maryland on March 13, 2000.

                              ARTICLES OF AMENDMENT
                                     OF THE
                            ARTICLES OF INCORPORATION
                                       OF
                     INVESCO TREASURERS' SERIES FUNDS, INC.

     INVESCO Treasurers' Series Funds, Inc., a corporation organized and existing under the General Corporation Law of the State of Maryland (the "Corporation"), hereby certifies that:

      FIRST: Prior to this amendment, the aggregate number of shares which the Company had the authority to issue was two billion (2,000,000,000) shares, with a par value of one cent ($0.01) per share of all authorized shares, having an aggregate par value of twenty million dollars ($20,000,000). Pursuant to the power granted to the board of directors, Article V, paragraphs (1) and (2) of the Articles of Incorporation of the Corporation are hereby amended to read as follows:

        (1) The total number of shares of stock which the Corporation shall have authority to issue is four billion (4,000,000,000) shares of common stock with a par value of one cent ($0.01) per share, to be classified as "Common Shares", and of the aggregate par value of forty million dollars ($40,000,000). Unless otherwise prohibited by law, so long as the Corporation is registered as an open-end investment company under the Investment Company Act of 1940, as amended, the total number of shares which the Corporation is authorized to issue may be increased or decreased by the Board of Directors in accordance with the applicable provisions of the Maryland General Corporation Law.

            In the exercise of the powers granted to the Board of Directors pursuant to paragraph (2)(a) of this Article V, the Board of Directors designated two series of shares of Common Stock of the Corporation to be designated as the INVESCO Treasurer's Money Market Reserve Fund and the INVESCO Treasurer's Tax-Exempt Reserve Fund. Three billion (3,000,000,000) shares of the Corporation's Common Stock are classified as and are allocated to the INVESCO Treasurer's Money Market Reserve Fund. One billion (1,000,000,000) shares of the Corporation's Common Stock are classified as and are allocated to the INVESCO Treasurer's Tax-Exempt Reserve Fund.

      SECOND: Shares of each class have been duly authorized and classified by the board of directors pursuant to authority and power contained in the Articles of Incorporation of the Corporation.

      THIRD:  The foregoing  amendment,  in accordance with the  requirements of
Section 2-605 of the General Corporation Law of Maryland, was unanimously approved by the board of directors of the Corporation on January 26, 2000.

      The undersigned, President of the Corporation, who is executing on behalf of the Corporation the foregoing Articles of Amendment, of which this paragraph is made a part, hereby acknowledges, in the name and on behalf of the Corporation, the foregoing Articles of Amendment to be the corporate act of the Corporation and further verifies under oath that, to the best of his knowledge, information and belief, the matters and facts set forth herein are true in all material respects, under the penalties of perjury.

      IN WITNESS WHEREOF, INVESCO Treasurers' Series Funds, Inc. has caused these Articles of Amendment to be signed in its name and on its behalf by its President and witnessed by its Secretary on the 9th day of March, 2000.

      These Articles of Amendment shall be effective upon acceptance by the Maryland State Department of Assessments and Taxation.

                              INVESCO TREASURERS' SERIES FUNDS, INC.



                              By: /s/ Mark H. Williamson
                                  ----------------------
                                  Mark H. Williamson
                                  President

WITNESSED:


/s/ Glen A. Payne
------------------------
Glen A. Payne, Secretary

                                  CERTIFICATION
                                  -------------

I, Cheryl K. Howlett, a notary public in and for the County of Denver, City of Denver, and State of Colorado, do hereby certify that Mark H. Williamson, personally known to me to be the person whose name is subscribed to the foregoing Articles of Amendment, appeared before me this date in person and acknowledged that he signed, sealed and delivered said instrument as his free and voluntary act and deed for the uses and purposes therein set forth.

Given my hand and official seal this 9th day of March, 2000.



                              /s/ Cheryl K. Howlett
                              ---------------------
                              Cheryl K. Howlett
                              Notary Public
                              My commission expires: February 22, 2003